Exhibit 99.2
Recursion Announces Data Collaboration Deal with Tempus, Top 50 Supercomputer Ambition Powered by NVIDIA and Updated Focus of Collaboration with Bayer to Precision Oncology

With additional patient centric data, compute power and an exciting new focus for its Bayer collaboration, the company is accelerating the shift of biotech to techbio.

SALT LAKE CITY, November 9, 2023 — Recursion (NASDAQ: RXRX), a leading clinical stage TechBio company decoding biology to industrialize drug discovery, today announced two significant updates with their collaborators NVIDIA and Bayer, and a new collaboration with Tempus Labs as it creates infrastructure and expands its ambitions and scope in the precision oncology space.

“Since our founding we have believed that the next generation of biopharma leaders would operate at the intersection of scaled datasets and accelerated computing,” said Chris Gibson, Ph.D., Co-founder and CEO of Recursion. “Today, we are thrilled to share three major initiatives that support this belief and our mission to bring better medicines to patients at speed and scale. With Tempus’s 20 petabytes of fit-for-purpose precision oncology data, NVIDIA’s support in quadrupling our supercomputing power to rapidly and reliably advance the exploration and construction of large AI models, and updating our collaboration with Bayer to rapidly pursue a set of precision oncology programs, we will continue to drive the transformation from BioTech to TechBio together.”

Tempus Collaboration Provides Recursion with Access to Data Containing More Than 20 Petabytes of Proprietary Patient-Centric Oncology Data

Recursion has come to an agreement with Tempus for preferred access to one of the world’s largest proprietary, de-identified, patient-centric oncology datasets, spanning DNA, RNA, health records and more to support the discovery of potential biomarker-enriched therapeutics at scale through the training of causal AI models. By combining the forward genetics approach of Tempus with the reverse genetics approach at Recursion, the company believes it has an opportunity to improve the speed, precision and scale of therapeutic development in oncology. As part of the agreement, Recursion will pay Tempus up to $160M in cash or equity over the next five years in exchange for continued and updated data access and use rights for therapeutic development purposes.

“We share Recursion’s commitment to a data-first approach to precision medicine,” said Eric Lefkofsky, Founder and CEO of Tempus. “We look forward to working in tandem to leverage our multi-modal data to uncover insights that have the potential to advance personalized therapeutics for patients around the world.”

In aggregate, Recursion will now have access to approximately 50 petabytes of proprietary data across biology and chemistry as well as real-world, patient-centric data that is relatable and fit for the purpose of training large-scale AI/ML models, which it plans to use to drive novel therapeutic hypotheses, biomarker strategies, and patient cohort selection.

Exhibit 99.2
Top 50 Supercomputer Powered by NVIDIA

To accelerate the impact of the proprietary data Recursion has accumulated, the company has committed to substantially expanding BioHive-1, its on-premise NVIDIA DGX SuperPOD-based supercomputer, adding over 500 NVIDIA H100 Tensor Core GPUs to the more than 300 NVIDIA A100 Tensor Core GPUs already in place to increase its computational capacity 4X. This greatly expanded compute power will support the company’s pipeline, partnerships and the construction of one of the largest foundation models of its kind across multiple modalities of biology and chemistry.

Based on the June 2023 TOP500 list, Recursion projects that upon completion and benchmarking, BioHive-1 will likely be in the top 50 most powerful supercomputers in the world across any industry and would be the most powerful supercomputer owned and operated by any biopharma company. The company anticipates the enhancement of BioHive-1 to be operational in the first half of 2024.

“A new era in drug discovery is here, and life science and drug discovery companies are leading the way,” said Jensen Huang, founder and CEO of NVIDIA. “Our ongoing collaboration with Recursion will bring scaled biological data together with one of the most powerful supercomputers to decode biology and get to better medicines faster.”

Collaboration with Bayer in Precision Oncology Programs

Recursion announced an updated collaboration with its established partner, Bayer, for a select set of precision oncology programs. This decision allows Bayer to leverage Recursion’s state-of-the-art capabilities to identify novel targets and chemistry applicable to oncology indications.Under the terms of the agreement, the companies may initiate up to seven oncology programs and Recursion is eligible to receive potential, success-based, future payments of up to $1.5 billion plus royalties on net sales.

“Our collaboration with Recursion is a testament to our commitment to shape the future of healthcare, using advancements in AI and drug discovery to push the boundaries of medicine with the aim of providing innovative cancer therapies for patients whose medical needs are not yet met by today’s treatment options,” said Stefan Oelrich, Member of the Board of Bayer AG and President, Pharmaceuticals.

About Recursion

Recursion is a clinical stage TechBio company leading the space by decoding biology to industrialize drug discovery. Enabling its mission is the Recursion OS, a platform built across diverse technologies that continuously expands one of the world’s largest proprietary biological and chemical datasets. Recursion leverages sophisticated machine-learning algorithms to distill from its dataset a collection of trillions of searchable relationships across biology and chemistry unconstrained by human bias. By commanding massive experimental scale — up to millions of wet lab experiments weekly — and massive computational scale — owning and operating one of the most powerful supercomputers in the world, Recursion is uniting technology, biology and chemistry to advance the future of medicine.

Exhibit 99.2
Recursion is headquartered in Salt Lake City, where it is a founding member of BioHive, the Utah life sciences industry collective. Recursion also has offices in Toronto, Montréal and the San Francisco Bay Area. Learn more at www.Recursion.com, or connect on Twitter and LinkedIn.

Forward-Looking Statements

This document contains information that includes or is based upon "forward-looking statements'' within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, those regarding the outcomes and benefits expected from access to the real-world multimodal data held at Tempus; outcomes and benefits of deriving therapeutic hypotheses by linking molecular data and outcomes data; outcomes and benefits of expanding our supercomputer; early and late stage discovery, preclinical, and clinical programs, including timelines for data readouts; licenses and collaborations, including option exercises by partners and additional partnerships; prospective products and their potential future indications and market opportunities; Recursion OS and other technologies; business and financial plans and performance, including cash runway; and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “could,” “continue,” and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to: challenges inherent in pharmaceutical research and development, including the timing and results of preclinical and clinical programs, where the risk of failure is high and failure can occur at any stage prior to or after regulatory approval due to lack of sufficient efficacy, safety considerations, or other factors; our ability to leverage and enhance our drug discovery platform; our ability to obtain financing for development activities and other corporate purposes; the success of our collaboration activities; our ability to obtain regulatory approval of, and ultimately commercialize, drug candidates; our ability to obtain, maintain, and enforce intellectual property protections; cyberattacks or other disruptions to our technology systems; our ability to attract, motivate, and retain key employees and manage our growth; inflation and other macroeconomic issues; and other risks and uncertainties such as those described under the heading “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q and our Annual Report on Form 10-K. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and Recursion undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.